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A Member of The Security                               700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001
                                                       (785) 431-3000

                                                            NEA VALUEBUILDER(TM)
                                                MARKETING ORGANIZATION AGREEMENT

                                                     SECURITY DISTRIBUTORS, INC.

MARKETING ORGANIZATION:

This  Agreement is entered  into between  Security  Distributors,  Inc.  ("SDI")
(solely in its capacity as underwriter of the Products,  as such term is defined below), and the undersigned,  referred to herein as the "Marketing Organization"
for the purpose of facilitating the sale of Products as may from time to time be endorsed  by the  National  Education  Association  ("NEA"),  to  members of the
National Education Association ("NEA Members").

I.     APPOINTMENTS AND DUTIES

       A.  APPOINTMENT.  Subject to the terms and  conditions of this  contract,
           Marketing  Organization is appointed to solicit, and to recommend for
           appointment    Agents/Representatives    (referred   to   herein   as
           "Marketer(s)")  to  solicit  applications  for the  annuity  and life insurance contracts  ("Products") more specifically  described in the
           Commission   Schedule(s)  attached  hereto  from  time  to  time  and
           incorporated by reference,  to deliver the contracts,  to collect the initial  premiums  thereon and remit the same to SDI,  and to service the business.

           Marketing  Organization  hereby accepts such appointment and confirms that it will abide by the terms and  conditions of this Agreement and any sales  manuals  and/or  rules  and  practices  of SDI.  Marketing
           Organization will use its best efforts to promote SDI's interests and
           those  mutual   interests  of  Marketing   Organization  and  SDI  as
           contemplated by this Agreement and shall at all times conduct itself, and insure that its employees and Marketers conduct  themselves so as not to adversely  affect the business  reputation or good standing of either the Marketing Organization or SDI.

       B.  SALES  FORCE.  Marketing  Organization  shall have the  authority  to recruit,  train and supervise  Marketers for the sale of the Products in the territories and/or school districts which SDI may from time to time assign to Marketing  Organization or to particular  Marketers of the Marketing Organization.  Such territories and/or school districts shall not be deemed to be exclusive to the Marketing  Organization or to any  Marketer,  unless  otherwise  agreed  to by  SDI in  writing.
           Appointment  of any  Marketer  shall be subject to prior  approval of
           SDI. SDI  reserves the right to refuse to contract  with any proposed
           Marketer,  to require termination of any Marketer's right to sell any of the  Products  and to  cancel  the  appointment  of any  Marketer.
           Marketing   Organization   shall  be  responsible  for  any  Marketer
           appointed  hereunder  complying  with  the  terms,  conditions,   and
           limitations  as set forth in this  Agreement  and any  sales  manuals and/or rules and practices of SDI.

           As a condition  and an inducement to SDI to appoint a Marketer of the
           Marketing  Organization,  Marketers  shall be required to execute the
           NEA  Valuebuilder(TM)   Annuity  Business  Practices  Agreement  (the
           "Business  Practices  Agreement") which is attached hereto as Exhibit
           1.

       C.  INDEPENDENT CONTRACTOR. Marketing Organization will be an independent contractor  and  nothing  contained  herein  shall  be  construed  as creating  the  relationship  of  employer-employee  between  SDI  and
           Marketing  Organization.  Marketing Organization will be acting as an independent  contractor  only,  and not as a partner,  associate,  or affiliate of SDI. Marketing Organization will be free to exercise its own  judgment as to the time and manner of  performing  the  services authorized by this Agreement subject to such rules and regulations as may be adopted from time to time by SDI.

       D.  LIMITATIONS OF AUTHORITY.  Marketing  Organization's  authority shall extend no  further  than as is stated  in this  Agreement.  Marketing
           Organization shall not (1) make, alter,  modify,  waive or change any question,  statement or answer on any application for insurance,  the terms of any  receipt  given  thereon,  or the terms of any policy or contract; (2) extend or waive any provision of any policy or contract or the time for payment of premiums;  (3)  guarantee  dividends;  (4)
           deliver any policy unless the applicant is at the time in good health and  insurable  condition;  (5) incur any debts or  liability  for or against SDI; (6) receive any money for SDI except as herein stated or
           (7) market or sell Products  endorsed by the NEA to non-NEA  Members.
           In addition,  Marketing  Organization agrees that, to the extent that there is a Product  endorsed  by the NEA (such as, by way of  example and  not  limitation,  a TSA,  IRA or  non-qualified  annuity),  that satisfies any suitability  obligation the Marketing  Organization may have to the NEA  Member,  it will offer such  Product to NEA  Members first.  If the NEA Member  declines  the Product,  or inquires  about other products,  Marketing Organization may then present non-endorsed products to the NEA Member.

       E.   COLLECTION OF MONEY.  Marketing  Organization  is not  authorized to accept any premium for SDI except  initial policy  premiums,  unless
            SDI provides  otherwise in writing.  All customer  checks  should be made payable to the insurance company issuing the Product, or as may otherwise be designated by SDI. Receipts for premiums must be on the forms  furnished  by SDI for that  purpose.  Marketing  Organization shall  immediately  remit to SDI all money  received or collected on
            SDI's behalf, and such money shall be considered as SDI's funds held in trust by  Marketing  Organization.  SDI will not  accept  premium payments in the form of checks  drawn on Marketing  Organization  or
            Marketer accounts.

       F.  RECORDS. Marketing Organization agrees to maintain proper records and accounts of business  transacted  under this contract,  including but not  limited  to,  records  of  all  written  sales  proposals  made, applications  taken, money collected,  policies issued and delivered,
           and  all  service  to  policy  owners  on  SDI's  behalf.   Marketing
           Organization  agrees to keep such other records as SDI may reasonably request.  All such  records  shall be made  available to SDI or SDI's representatives,  with or without prior notice, during business hours and copies of such records shall be provided to SDI upon its request.

II.    COMPENSATION

       A.  COMPENSATION TO MARKETING  ORGANIZATION.  As full  compensation,  SDI will pay Marketing  Organization or its affiliated  insurance  agency
           (if applicable)  commissions as described in the attached  Commission
           Schedule(s)  for  policies  sold by  Marketers  assigned to Marketing
           Organization.   There  shall  be  no   additional   compensation   or
           reimbursement  to Marketing  Organization  for services  performed or expenses  incurred.  Marketing  Organization shall be responsible for and  shall  pay all  expenses  Marketing  Organization  incurs in the performance of this Agreement.  Further, SDI may amend any Commission
           Schedule at any time by giving Marketing  Organization written notice of such change.

           The  rate of  commissions  or right to  receive  compensation  on any policy or contract (1) not listed in this  Agreement,  (2)  requiring special  underwriting,  or (3) obtained  through a lead  furnished by
           SDI, shall be governed by SDI's rules and practices in effect at that time and shall eventually be covered by a separate  agreement between
           Marketing   Organization  and  SDI,  by  written  amendment  to  this
           Agreement, or by written notice to Marketing Organization.

       B.  COMPENSATION TO MARKETERS. With respect to the sales of the Products,
           SDI will pay no compensation to Marketers; payment of compensation to
           Marketers,  if any,  will be made  only  pursuant  to the  terms of a separate  written  Agreement  between the Marketing  Organization and
           Marketer.

       C.  PROVISIONS RELATING TO COMPENSATION.  Neither Marketing  Organization
           nor any Marketer  assigned to Marketing  Organization  shall withhold compensation from any premiums or contributions  submitted to SDI. No commissions will be payable on premiums or contributions  which shall be refunded for any reason,  and Marketing  Organization shall refund to SDI any  commission  paid to  Marketing  Organization  on any such premiums or  contributions.  SDI shall not,  under any  circumstances whatsoever,  pay or allow any rebate of  commissions  in any  manner, directly or indirectly.

III.   COMPLIANCE

       A.  GENERAL REQUIREMENTS.  Marketing  Organization agrees to abide by all applicable  local,  state and federal laws and regulations as well as the rules and  regulations of the National  Association of Securities
           Dealers,  Inc.  (NASD) and the Securities and Exchange  Commission in
           conducting  business  under this  Agreement.  Marketing  Organization shall  insure that all of its  Marketers  comply with all such rules, laws, and regulations and the Business Practices Agreement.

       B.  LICENSING.  Marketing  Organization  agrees  that  neither it nor its
           Marketers will solicit or submit applications for any of the Products unless Marketing  Organization,  its affiliated  insurance agency (if applicable),  and its  Marketers  are  properly  licensed  under  all applicable  state insurance  laws.  Marketing  Organization  shall be responsible  for each Marketer  becoming so licensed and shall notify
           SDI if any Marketer ceases to be so licensed.

           (1)  Marketing  Organization  hereby  confirms that it is a member in good  standing of the National  Association  of  Securities  Dealers,
           Inc.,  hereinafter called "NASD," and further agrees to notify SDI if it  ceases to be a member of the  NASD,  (2)  Marketing  Organization agrees to abide by the  applicable  Conduct  Rules of the NASD  which rules are incorporated  herein as if set forth in full, (3) Marketing
           Organization  represents  that the  signing  of this  agreement  is a representation  to SDI  that  Marketing  Organization  is a  properly registered  Broker/Dealer  under the Securities Exchange Act of 1934, and (4)  Marketing  Organization  shall  insure  that  all  Marketers recruited by  Marketing  Organization  to sell the Variable  Products shall be duly  registered  pursuant to  applicable  state and federal securities  laws and regulations and shall notify SDI if any Marketer ceases to be so registered.

           Marketing  Organization  will be responsible to secure and provide to
           SDI adequate proof of any licenses, securities registration, bonds or other requirements or qualifications as may be required by SDI or the state or  states  where  Marketing  Organization  and its  affiliated insurance  agency (if applicable) is authorized to solicit  insurance and securities.

       C.  PRINTED  MATTER.   SDI  will  furnish   Marketing   Organization  all
           prospectuses,  reports,  applications,  sales material,  advertising, promotional  materials and other printed matter  necessary to conduct the business anticipated  hereunder.  Such materials shall be used by
           Marketing Organization and Marketers without alteration.  Advertising material of any nature not supplied by SDI shall be used by Marketing
           Organization  only after  Marketing  Organization  has received SDI's prior written  approval.  Likewise,  Marketing  Organization  may use
           SDI's name and trademark, or those of any affiliated companies,  only with SDI's prior written approval.

IV.    SDI'S RIGHT OF ACTION

       A.  CHANGES.  SDI may at any  time and from  time to time (1)  change  or modify this  Agreement,  (2) modify or amend any  prospectus,  policy form, or contract,  (3) change sales charges, (4) modify or alter the conditions  or terms  under which any Product may be sold or regulate its sale in any way, (5) discontinue or withdraw any Product from any state,  without  prejudice to continue such Product  elsewhere or (6)
           cease doing business in any state.

       B.   RIGHTS OF REJECTION AND SETTLEMENT. SDI reserves the right to reject any application or refund any money submitted by Marketers  assigned to Marketing Organization. In the event of such rejection or refund,
            Marketing  Organization's  commission  on such shall be  refunded as
            described    previously   by   being   charged   against   Marketing
            Organization's earnings or, upon demand, by payment directly to SDI.
            It is the intention of the parties to this  Agreement that Marketing
            Organization  shall be  entitled  to receive  commissions  only upon premiums or contributions received in cash and retained by SDI.

       C.  RIGHT OF OFFSET OF INDEBTEDNESS.  Any advance, loan, annualization of
           compensation,   or   extension   of  credit  from  SDI  to  Marketing
           Organization  and to Marketers  appointed by or assigned to Marketing
           Organization, or any loss or liability incurred by SDI as a result of the actions of Marketing  Organization  or its  affiliated  insurance agency (if  applicable)  shall  constitute a general  indebtedness of
           Marketing  Organization to SDI. The entire indebtedness,  as shown in
           SDI's ledger accounts,  may be deemed due and payable at any time and
           SDI may exercise any rights or remedies to collect such indebtedness, including but not limited to, charging to Marketing  Organization all attorney's fees or other collection expenses, as permitted by law.

           SDI may deduct any amounts Marketing  Organization owes SDI now or in the  future,  as a result  of this or any other  contract  , from any
           compensation  due  Marketing  Organization.   Marketing  Organization
           hereby  assigns,  transfers and sets over to SDI any monies that from time to time may become due to Marketing  Organization from SDI under this contract or otherwise to secure any debt to SDI.

V.     TERMINATION

       A.  VOLUNTARY  TERMINATION.  Either of the parties  hereto may  terminate this  Agreement,  without  stating any cause, by mailing to the other party at their last known address a notice of termination which shall be effective fifteen days from mailing.

       B.  AUTOMATIC TERMINATION. This Agreement terminates automatically (1) if
           Marketing    Organization   is   an   individual,    upon   Marketing
           Organization's  death,  (2) if a  partnership,  upon the death of any partner or change in the partners  composing the firm, or dissolution of  the  partnership  for  any  reason,  (3) if a  corporation,  upon
           Marketing  Organization's  dissolution or disqualification to perform the duties anticipated hereunder,  (4) upon revocation,  termination, suspension  or  nonrenewal  of  Marketing  Organization's  securities registration  or insurance  licenses by any state in which  Marketing
           Organization  is required by law to maintain  such a license in order to  perform  its  duties  under this  Agreement,  (5) upon  Marketing
           Organization's ceasing to be an NASD registered broker/dealer in good standing (this  includes any  suspension of Marketing  Organization's membership),  or (5) upon Marketing  Organization's filing a petition for  bankruptcy or one being filed for Marketing  Organization,  upon
           Marketing  Organization  being adjudged  bankrupt,  or upon Marketing
           Organization's  executing  a general  assignment  for the  benefit of creditors.

       C.  TERMINATION  FOR CAUSE.  Marketing  Organization's  rights under this contract,  including the right to any further  payment of any type of
           compensation,   either  during  or  after  the  termination  of  this
           contract,  shall  automatically  and  completely  cease if any of the following occur at any time: (1) Marketing  Organization violates any of the terms  hereof,  including  the failure of any of the Marketing
           Organization's  Marketers  to  comply  with  the  Business  Practices
           Agreement,  (2) Marketing Organization violates any law or regulation relating  to the  activities  anticipated  hereunder,  (3)  Marketing
           Organization induces or attempts to induce any Marketer and/or person under contract with SDI to terminate the contractual  relationship or cease doing business or producing for SDI, (4) Marketing Organization initiates or induces any misappropriation or commingling of Marketing
           Organization's and SDI's funds, or (5) Marketing Organization engages in any fraudulent act or misrepresentation.  In determining cause for termination,  SDISDI shall use its sole  discretion  and shall notify
           Marketing Organization in writing of SDI's decision.

D.         RETURN OF SDI PROPERTY. Upon termination of this contract,  Marketing
           Organization  agrees  to  return  all  equipment,  supplies,  printed materials  and other  property,  including,  but not  limited to, NEA
           Member lists,  policyholder  lists and  policyholder  records SDI has furnished to Marketing  Organization  or to any of its  Marketers and
           all   Confidential   Information,   as  defined   herein.   Marketing
           Organization  acknowledges that any policyholder  lists or records in
           Marketing Organization's  possession are SDI's property, and that SDI has a  continuing  proprietary  interest  in the  lists  and  records relating to its policyholders.

E.         NON-COMPETE.  As a  material  inducement  to SDI to  allow  Marketing
           Organization to market the Products  sponsored by the NEA,  Marketing
           Organization  agrees  that  it  will  not do  any  of the  following, directly or indirectly, as principal, agent, consultant,  stockholder or otherwise,  for itself or for any other person, firm, corporation, association, or partnership: (1) after termination of this Agreement, sell,  solicit or market  annuities,  life  insurance,  mutual funds, retirement  plans or other financial  products to NEA Members,  while representing itself as a NEA Valuebuilder  representative,  (2) for a period of one year after  termination  of this  Agreement,  induce or attempt  to induce  any NEA Member to  surrender,  exchange  or cease contribution  to a  Product,  or (3) for a period  of one year  after termination of this Agreement,  induce or attempt to induce any other marketing  organization  or marketer to cease  selling,  marketing or servicing the Products.

VI.    THIRD PARTY COMPLAINTS AND LITIGATION

       A.  NOTIFICATION AND  COOPERATION.  SDI and Marketing  Organization  will promptly  notify  the other if either  of them  becomes  aware of any arbitration, litigation, judicial proceeding, insurance department or
           other  governmental  agency  inquiry  or  complaint,   regulatory  or
           administrative  investigation or proceeding, or customer complaint or
           demand,   which  directly  or  indirectly  involves  the  rights  and obligations  of the parties under this  Agreement.  SDI and Marketing
           Organization  each  agree to  cooperate  fully  with the  other  with respect to any matter referred to in this Section VI.

       B.  DEFENSE OF ACTIONS.  If any legal  action is brought by a third party against SDI or  Marketing  Organization,  or both,  which is based in whole or in part on any alleged  act,  fault or failure of  Marketing
           Organization  in  connection  with this  Agreement,  SDI may  require
           Marketing  Organization  to defend  SDI in such  action,  or, SDI may defend any such  action and expend  such sums,  including  attorneys'
           fees, to be reimbursed by Marketing  Organization  in accordance with
           Section VI.E. below.

       C.  SERVICE OF  PROCESS.  Marketing  Organization  shall  transmit to the attention  of SDI's Legal  Counsel at 700  Harrison,  Topeka,  Kansas
           66636,  by certified  mail within 24 hours after  receipt,  any paper served upon Marketing Organization in connection with any proceeding, hearing or action, whether legal or otherwise, by or against SDI. Any
           failure  on  Marketing   Organization's  part  to  comply  with  this
           provision  which  causes  additional  loss or expense to SDI shall be reimbursed by Marketing Organization to SDI.

       D.  SETTLEMENT.  SDI has the right to settle any claim  against  SDI, and
           any  claim  made  against  SDI  and  Marketing   Organization  and/or
           Marketers  jointly,  arising  out of  this  Agreement  or  any  other agreement  between SDI and  Marketing  Organization  now or hereafter existing, and SDI's determination as to any such matter will be final and binding.  In any action brought jointly against SDI and Marketing
           Organization  and/or  Marketers which is based in whole or in part on any alleged act,  fault or failure of Marketing  Organization  and/or
           Marketers, Marketing Organization shall not settle such action or any portion thereof except with the express, written consent of SDI.

       E.  INDEMNIFICATION.  Marketing Organization shall indemnify and hold SDI harmless from any liability,  loss,  cost, claim or damaged caused by
           the   negligence  or  misconduct  of  Marketing   Organization,   its
           affiliated insurance agency (if applicable),  Marketers and/or either of their officers,  directors and employees.  Marketing  Organization shall  reimburse  SDI for any  legal  or  other  expenses  reasonably incurred by SDI in connection with its  investigation  and defense of any such loss, cost, claim, damage or liability, or of any proceeding or action resulting from those matters.

VII.   GENERAL PROVISIONS

A.     CONFIDENTIALITY. Marketing Organization understands and acknowledges that
       SDI will be providing Marketing  Organization certain information,  which may include, but is not limited to lists of NEA Members,  their addresses
       (including e-mail addresses),  telephone numbers and the school districts through which they are employed ("Confidential Information") which SDI is under contract to keep confidential.  . The Marketing Organization agrees to keep the Confidential  Information confidential and will not disclose, transfer,  divulge,  or disseminate the  Confidential  Information to any person or entity, other than Marketers appointed by SDI, except as may be required by law and then only after  providing  as much  advance  written
       notice  to  SDI  as  is  possible  under  the  circumstances.   Marketing
       Organization agrees that it will use the Confidential Information for the exclusive  purpose of  marketing,  selling and  servicing  the  Products.
       Marketing  Organization shall inform its officers,  directors,  employees and agent of the confidential nature of the Confidential  Information and the terms of this Agreement and will take reasonable steps to protect the
       unauthorized   disclosure,   reproduction   or   appropriation   of   the
       Confidential Information. Marketing Organization agrees that unauthorized use or disclosure of the Confidential  Information furnished by SDI would cause  SDI  irreparable  harm,  and  that in the  event  of a  breach  or threatened  breach of this Agreement,  SDI will be entitled to injunctive relief, in addition to any damages or other relief provided by the court.
       Marketing  Organization  agrees  to  indemnify  SDI  for  the  reasonable
       expenses,   including  attorneys'  fees,  it  incurs  in  enforcing  this
       Agreement.   This  provision   shall  survive  the  termination  of  this
       Agreement.

B.     DISPUTE RESOLUTION.  Marketing Organization will fully cooperate with SDI and NEA Member Benefits Corporation ("NEA's MBC) to resolve disputes with participants in the NEA Valuebuilder Program, as described in Exhibit 2.

C.     WAIVER.  SDI's forbearance or failure to exercise any rights hereunder or insist upon strict  compliance  herewith shall not constitute a waiver of any right,  condition, or obligation of Marketing Organization under this
       Agreement.

D.     PRIOR  AGREEMENTS.  This  Agreement  shall  supersede  any and all  prior agreement(s) between Marketing  Organization and SDI in relation to sales of Products after this Agreement becomes effective;  it being understood, however,  that all  obligations to SDI previously  incurred or assumed by
       SDI and liens  created  in  connection  therewith  still  exist and shall attach hereto.

E.     ASSIGNMENT.  Neither  this  Agreement  nor any of the  benefits to accrue hereunder shall be assigned or  transferred,  either in whole or in part, without SDI's prior written consent.  Any assignments shall be subject to a first lien to SDI for any indebtedness owed to SDI.

F.     NOTICES.  All  notices  required  or  permitted  to be given  under  this contract shall be in writing and shall be delivered  personally or mailed to an officer of the party  receiving  such  notice at its home office at the address set forth above.

G.     GOVERNING LAW. This contract shall be construed to be in accordance  with the laws of the State of Kansas  without  regard to its  conflicts of law provisions.

H.     ENTIRE  AGREEMENT.  The  foregoing  provisions,  the attached  Commission
       Schedules,  the Business Practices Agreement and any rate books, manuals, or bulletins  issued by SDI in connection with this Agreement  constitute the entire  agreement  between  the parties and SDI shall not be bound by any other promise,  agreement,  understanding or representation unless it is made by an instrument  in writing,  signed by all of the parties or is in the form of a written notice from SDI to Marketing  Organization which expresses by its terms an intention to modify this Agreement.

I.     SEVERABILITY.  If it should  appear that any term of this  contract is in conflict  with any rule of law,  statute,  or regulation in effect in any state where Marketing  Organization  writes or solicits business for SDI, then any such term shall be deemed  inoperative and null and void insofar as it may be in  conflict  therewith  and  shall be  deemed  modified  to conform to such rule of law, statute or regulation.  The existence of any such apparent  conflict shall not invalidate the remaining  provisions of this contract.

J.     EFFECTIVE  DATE.  This  Agreement  shall take effect as of the date shown
       below,  if  Marketing   Organization   has  been  duly  licensed  in  the
       appropriate jurisdiction(s) to perform the functions anticipated herein.

MARKETING ORGANIZATION                                 SECURITY DISTRIBUTORS, INC.

-------------------------------------------------      By:     GREGORY J. GARVIN
       Print Name of Marketing Organization                   ------------------------

|_| Individual  |_| Partnership |_| Corporation        Title:    President
                                                              -------------------------

-------------------------------------------------      Date:
 Print Name of Principal Officer if a                         -------------------------
      Partnership or Corporation

By:
    ---------------------------------------------
    Signature of Individual or Principal Officer

Effective Date of Agreement:
                                ------------------

                                    EXHIBIT 2

Dispute Resolution Policy

Disputes  concerning the underwriting of risks, or the disposition of claims and service,  shall be  referred  to a recourse  panel (the  "Panel")  comprised  by individuals  selected by NEA's MBC. The Panel members will possess the requisite insurance  and  investment  knowledge  and  experience  to  properly  assess the disputed matters. The Panel will not hear any disputes that are the subject of a complaint filed with a court or regulatory agency.

Disputes shall be submitted to the Panel in writing sufficiently  describing the nature of the dispute and including copies of related  correspondence,  invoices and the like.  The Panel will  notify all  concerned  at least  twenty (20) days prior to the date set for  hearing.  The  recommendations  of the Panel  will be strongly  considered  by SDI and  Marketing  Organization.  If SDI and Marketing
Organization   decide  not  to  follow  the   Panel's   recommendation   in  any
circumstance,  SDI shall provide to NEA's MBC a detailed written  explanation of the rational for such decision. Contracts that are the subject of a dispute will be  extended  by SDI from the  renewal  date until  fifteen  (15) days after the hearing date.

NEA 900 (12-00)

                                                                       Exhibit 1

                              NEA Valuebuilder(TM)

                          Business Practices Agreement

This  Agreement is being entered into between  Security  Benefit Life  Insurance
Company  and  Security  Distributors,   Inc.,  collectively,   ("SBL")  and  the
undersigned referred to herein as the "Marketer."

WHEREAS,  SBL has entered into an agreement with NEA Member Benefits Corporation
("NEA's  MBC")  pursuant to which SBL will make  available  for sale certain NEA sponsored investment products  (collectively,  the "Products") to members of the
National Education Association ("NEA Members");

WHEREAS, pursuant to such agreement with the NEA's MBC, SBL has been granted the exclusive right to distribute such Products to NEA Members;

WHEREAS,  in  furtherance  of its effort to distribute  such  Products,  SBL has entered  into  a NEA  Valuebuilder(TM)  Marketing  Organization  Agreement  with
Marketer's broker/dealer relative thereto;

WHEREAS,  Marketer  believes being able to market and sell NEA endorsed Products on behalf of SBL would be a valuable benefit to Marketer's business;

WHEREAS, Marketer understands that NEA's MBC has certain standards it expects in the marketing and sale of the Products;

NOW  THEREFORE,  in  consideration  of SBL  appointing  Marketer as its agent to market and sell NEA MBC endorsed Products, Marketer and SBL agree as follows:

PRODUCT

1.   Marketer  agrees not to market or sell NEA's  endorsed  Products to non-NEA
     Members.

2.   Marketer agrees that, to the extent that there is a Product endorsed by the
     NEA  (such  as,  by  way of  example  and  not  limitation,  a TSA,  IRA or non-qualified  annuity),  that  satisfies any  suitability  obligation  the
     Marketer  may have to the NEA  Member,  it will offer  such  Product to NEA
     Members first. If the NEA Member declines the endorsed Product, or inquires about other products,  Marketer may then present  non-endorsed  products to the NEA Member.

SALES PRACTICES AND SERVICE STANDARDS

1.   Marketer agrees to use its best efforts to attend all meetings requested by
     SBL relative to the NEA endorsed Products.

2.   Marketer agrees to provide  periodic  reviews of its business  activity and development relating to the NEA endorsed Products.

3.   Marketer  agrees to use its best efforts to meet the  mutually  agreed upon goals related to production;  state and local association meetings;  member contacts and service for its assigned territory.

4.   Marketer agrees to use its best efforts to cross sell to NEA members, other
     NEA sponsored products in conjunction with NEA Valuebuilder  products where
     Marketer has determined that such other products are appropriate to the NEA member's specific needs.

5.   Marketer  agrees  to  work  with  Field  Representatives  of  NEA's  MBC to facilitate bringing the NEA Valuebuilder Program to NEA members.

6.   Marketer   understands  and  agrees  that  the  territories  and/or  school districts  to which SBL may from time to time assign to Marketer  shall not be deemed to be exclusive to such Marketer,  unless  otherwise agreed to by
     SBL in writing.

7.   Marketer  agrees to promptly  collect and forward all paperwork as directed by SBL.

8.   Marketer  agrees  to  follow  all rules  and  regulations  required  by the employers to which it is assigned.

9.   Marketer  agrees to use its best efforts to return all voice mail  messages relating to the NEA  endorsed  Products  and/or from NEA Members  within 24 hours.

10.  Marketer agrees to represent itself only as a NEA Valuebuilder(TM)  program representative  when working with NEA Members or at the employers  where it is  assigned  and will not give the  impression  that it is an  employee or officer of the National Education Association or the NEA's MBC.

11.  Marketer  agrees to use only those printed or  electronically  communicated sales,  advertising and promotional materials (including business cards and stationery), prospectuses and applications which have been provided by SBL.
     Marketer   further  agrees  that  such  materials  shall  be  used  without alteration.

CONFIDENTIALITY

Marketer understands and acknowledges that SBL may be providing Marketer certain information,  which may  include,  but is not  limited to lists of NEA  Members, their addresses  (including e-mail addresses),  telephone numbers and the school districts through which they are employed ("Confidential Information") which SBL is under contract to keep confidential. Marketer agrees to keep the Confidential
Information   confidential  and  will  not  disclose,   transfer,   divulge,  or
disseminate the Confidential  Information to any other person or entity,  except as may be required by law and then only after  providing as much advance written notice to SBL as is possible under the  circumstances.  Marketer  agrees that it will use the  Confidential  Information for the exclusive  purpose of marketing, selling and servicing the NEA endorsed  Products.  Marketer will take reasonable steps to protect the unauthorized  disclosure,  reproduction or appropriation of
the  Confidential   Information.   Marketer  agrees  that  unauthorized  use  or
disclosure  of the  Confidential  Information  furnished  by SBL would cause SBL irreparable harm, and that in the event of a breach or threatened breach of this
Agreement, SBL will be entitled to injunctive relief, in addition to any damages or other relief provided by the court.  Marketer agrees to indemnify SBL for the reasonable  expenses,  including  attorneys'  fees, it incurs in enforcing  this
Agreement. This provision shall survive the termination of this Agreement.

NON-COMPETE

As a material  inducement to SBL to appoint  Marketer as its agent to market and sell the NEA endorsed  Products,  Marketer agrees that it will not do any of the following, directly or indirectly, as principal, agent, consultant,  stockholder
or  otherwise,   for  itself  or  for  any  other  person,  firm,   corporation,
association,  or  partnership:  (1) after  termination of this  Agreement  sell, solicit or market annuities,  life insurance,  mutual funds, retirement plans or other  financial  products to NEA Members while  representing  yourself as a NEA
Valuebuilder  representative,  (2) for a period of one year after termination of this  Agreement,  induce or  attempt  to  induce  any NEA  Member to  surrender, exchange or cease contribution to a NEA endorsed Product, or (3) for a period of one year after  termination of this  Agreement,  induce or attempt to induce any other  marketing  organization  or  marketer  to  cease  selling,  marketing  or servicing the NEA endorsed Products.

TERMINATION

1.   This Agreement may be terminated by the parties,  at any time, upon written notice  thereof.  Notice to Marketer may be effected by sending such notice to the Marketer's  broker/dealer and may be effected with respect to SBL by sending notice to its home office.

2.   This Agreement terminates automatically,  (a) in the event that the selling agreement between SBL and the Marketer's  broker/dealer is terminated,  (b)
     upon  termination  of  Marketer's  appointment  with SBL, (c) upon Marketer ceasing to be properly licensed to sell the NEA endorsed Products.

RETURN OF SBL PROPERTY

Upon  termination  of this  contract,  Marketer  agrees to return any equipment, supplies,  printed materials or other property,  including,  but not limited to,
NEA Member lists,  policyholder lists and policyholder records SBL has furnished to Marketer.

MISCELLANEOUS

1.   This Agreement  shall be construed in accordance with the laws of the State of Kansas, without giving effect to its conflicts of law provisions.

2.   SBL's  forbearance or failure to exercise any rights hereunder or to insist upon strict compliance herewith shall not constitute a waiver of any right, condition, or obligation of Marketer under this Agreement.

3.   If it should appear that any term of this Agreement is in conflict with any rule of law,  statute,  or regulation in effect in any state where Marketer writes or solicits business for SBL relative to the Products, then any such term shall be deemed  inoperative and null and void insofar as it may be in conflict  therewith and shall be deemed modified to conform to such rule of law,  statute or  regulation.  The existence of any such apparent  conflict shall not invalidate the remaining provisions of this Agreement.

4.   The captions in this  Agreement are included for  convenience  of reference only  and in no way  define  or  limit  any of  the  provisions  hereof  or otherwise affect their construction or effect.

5.   No  provision  of this  Agreement  may be changed,  waived,  discharged  or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change,  waiver,  discharge or termination is sought.

6.   This  Agreement  shall take effect as of the date shown below,  if Marketer has been duly licensed in the  appropriate  jurisdiction(s)  to perform the functions anticipated hereunder.

SECURITY BENEFIT LIFE INSURANCE COMPANY     MARKETER

By: ___________________________________     Print Name: ________________________
Title: ________________________________     Signature: _________________________
Date: _________________________________     Date: ______________________________

SECURITY DISTRIBUTORS, INC.

By: ___________________________________
Title: ________________________________
Date: _________________________________